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                                                                EXHIBIT h(13)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among ING Life Insurance and Annuity Company (the "Company"), a life insurance company organized under the laws of the State of Connecticut, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2001 (the "Participation Agreement"), between Aetna Life Insurance and Annuity Company, Pilgrim Variable Products Trust, and ING Pilgrim Securities, Inc.

         WHEREAS, effective on March 1, 2002, Aetna Life Insurance and Annuity Company, Pilgrim Variable Products Trust and ING Pilgrim Securities, Inc. have amended their corporate entity names to ING Life Insurance and Annuity Company, ING Variable Products Trust and ING Funds Distributor, Inc., respectively.

         WHEREAS, the names of the Contracts and Separate Accounts, as listed on Schedule A of the Participation Agreement, have been amended. Variable Annuity Account B of Aetna Life Insurance and Annuity Company has been changed to Variable Annuity Account B of ING Life Insurance and Annuity Company, Variable Annuity Account C of Aetna Life Insurance and Annuity Company has been changed to Variable Annuity Account C of ING Life Insurance and Annuity Company, Variable Annuity Account D of Aetna Life Insurance and Annuity Company has been changed to Variable Annuity Account D of ING Life Insurance and Annuity Company, Variable Life Account B of Aetna Life Insurance and Annuity Company has been changed to Variable Life Account B of ING Life Insurance and Annuity Company, Variable Life Account C of Aetna Life Insurance and Annuity Company has been changed to Variable Life Account C of ING Life Insurance and Annuity Company, and Aetna Variable Annuity Contacts has been changed to ING Variable Annuity Contracts.

         WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Participation Agreement, has been amended to "ING Variable Products Trust". As a result, the names of the Authorized Funds have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has change to ING Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has changed to ING VP International Value Portfolio, Pilgrim VP High Yield Bond Portfolio has changed to ING VP High Yield Bond Portfolio, Pilgrim VP Worldwide Growth Portfolio has changed to ING VP Worldwide Growth

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Portfolio, Pilgrim VP International SmallCap Growth Portfolio has been changed to ING VP International SmallCap Growth Portfolio, Pilgrim VP International Portfolio has been changed to ING VP International Portfolio, Pilgrim VP Emerging Countries Portfolio has been changed to ING VP Emerging Countries Portfolio, Pilgrim VP Growth and Income Portfolio has been changed to ING VP Large Company Value Portfolio, Pilgrim VP LargeCap Growth Portfolio has been changed to ING VP LargeCap Growth Portfolio, Pilgrim VP Financial Services Portfolio has been changed to ING VP Financial Services Portfolio, Pilgrim VP Convertible Portfolio has been changed to ING VP Convertible Portfolio.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current corporate entity and series names.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30 day of August 2002.

                                      ING LIFE INSURANCE AND ANNUITY COMPANY
                                      BY ITS AUTHORIZED OFFICER,

                                      /s/ Laurie M. Tillinghast
                                      ------------------------------------------
                                      NAME: Laurie M. Tillinghast
                                      TITLE: Vice President

                                      ING VARIABLE PRODUCTS TRUST
                                      BY ITS AUTHORIZED OFFICER,

                                      /s/ Michael J. Roland
                                      ------------------------------------------
                                      NAME: Michael J. Roland
                                      TITLE: Executive VP

                                      ING FUNDS DISTRIBUTOR, INC.
                                      BY ITS AUTHORIZED OFFICER,

                                      /s/ Michael J. Roland
                                      ------------------------------------------
                                      NAME: Michael J. Roland
                                      TITLE: Executive VP
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                                   Schedule A

                        Contracts and Separate Accounts

Accounts:

Variable Annuity Account B of ING Life Insurance and Annuity Company

Variable Annuity Account C of ING Life Insurance and Annuity Company

Variable Annuity Account D of ING Life Insurance and Annuity Company

Variable Life Account B of ING Life Insurance and Annuity Company

Variable Life Account C of ING Life Insurance and Annuity Company

Contracts:

ING Variable Annuity Contracts

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                                   Schedule B

                           ING VARIABLE PRODUCTS TRUST

Authorized Funds

           ING VP MagnaCap Portfolio

           ING VP Research Enhanced Index Portfolio

           ING VP Growth Opportunities Portfolio

           ING VP MidCap Opportunities Portfolio

           ING VP Growth + Value Portfolio

           ING VP SmallCap Opportunities Portfolio

           ING VP International Value Portfolio

           ING VP High Yield Bond Portfolio

           ING VP Worldwide Growth Portfolio

           ING VP LargeCap Growth Portfolio

           ING VP Financial Services Portfolio

           ING VP Convertible Portfolio